Exhibit 15.6

CATCHA INVESTMENT CORP

CATCHA INVESTMENT CORP

UNAUDITED CONDENSED BALANCE SHEETS

	March 31, 2024	December 31, 2023

Assets
Cash	$2,950	$30,850
Prepaid expenses	7,978	10,161
Note receivable, net of original issuance discount	750,000	750,000
Derivative asset — Note Receivable, at fair value	2,392,590	2,689,364
Total current assets	3,153,518	3,480,375

Cash and investments held in Trust Account	17,973,163	24,782,259
Total Assets	$21,126,681	$28,262,634

Liabilities and Shareholders’ Deficit
Accounts payable and accrued expenses	$7,144,512	$5,777,552
Due to Related Party	271,366	241,366
Convertible Promissory Note, at fair value	637,856	491,502
Working Capital Loan, at fair value	755,112	675,934
Note payable, net of original issuance discount	750,000	750,000
Derivative Liability — Note Payable, at fair value	2,392,590	2,689,364
Capital Contribution Note, at fair value	2,418,829	2,200,291
Total current liabilities	14,370,265	12,826,009

Warrant liability	1,533,333	621,969
Total liabilities	15,903,598	13,447,978

Commitments and Contingencies

Class A ordinary shares subject to possible redemption, 1,573,556 and 2,214,859 shares at redemption value of $11.42 and $11.19 per share as of March 31, 2024 and December 31, 2023, respectively	17,973,163	24,782,259

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; no shares issued and outstanding (excluding 1,573,556 and 2,214,859 shares subject to possible redemption, respectively) at March 31, 2024 and December 31, 2023	—	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 7,500,000 shares issued and outstanding at March 31, 2024 and December 31, 2023	750	750
Additional paid-in capital	—	—
Accumulated deficit	(12,750,830)	(9,968,353)
Total shareholders’ deficit	(12,750,080)	(9,967,603)
Total Liabilities and Shareholders’ Deficit	$21,126,681	$28,262,634

See accompanying notes to the unaudited condensed financial statements.

CATCHA INVESTMENT CORP

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2024	2023
Formation and operating costs	$1,469,673	$909,935
Loss from operations	(1,469,673)	(909,935)

Other (expenses) income:
Interest income from Trust Account	262,495	1,943,762
Excess of fair value of Capital Contribution Note over proceeds at issuance	—	(1,104,618)
Change in fair value of Convertible Promissory Note	(41,955)	(234)
Change in fair value of Working Capital Loan	(52,018)	(667)
Change in fair value of Capital Contribution Note	(218,538)	(4,130)
Change in fair value of warrant liability	(911,364)	(112,509)
Change in fair value of Derivative Asset – Note Receivable	(296,774)	—
Change in fair value of Derivative Liability – Note Payable	296,774	—
Total other (expenses) income, net	(961,380)	721,604

Net loss	$(2,431,053)	$(188,331)

Basic and diluted weighted average shares outstanding, redeemable Class A ordinary shares, subject to possible redemption	1,904,778	16,724,877
Basic and diluted net loss per share	$(0.26)	$(0.01)

Basic and diluted weighted average shares outstanding, non-redeemable Class B ordinary shares	7,500,000	7,500,000
Basic and diluted net loss per share	$(0.26)	$(0.01)

See accompanying notes to the unaudited condensed financial statements.

CATCHA INVESTMENT CORP

UNAUDITED CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE THREE MONTHS ENDED MARCH 31, 2024

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance as of January 1, 2024	—	$—	7,500,000	$750	$—	$(9,968,353)	$(9,967,603)
Excess of proceeds from Convertible Promissory Note and Working Capital Loan over fair value at issuance (Note 5)	—	—	—	—	—	80,484	80,484
Accretion of extension deposits to Class A ordinary shares subject to possible redemption (Note 2)	—	—	—	—	—	(169,413)	(169,413)
Accretion of interest income to Class A ordinary shares subject to possible redemption	—	—	—	—	—	(262,495)	(262,495)
Net loss	—	—	—	—	—	(2,431,053)	(2,431,053)
Balance as of March 31, 2024	—	$—	7,500,000	$750	$—	$(12,750,830)	$(12,750,080)

See accompanying notes to the unaudited condensed financial statements.

CATCHA INVESTMENT CORP

UNAUDITED CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE THREE MONTHS ENDED MARCH 31, 2023

	Ordinary Shares				Additional		Total
	Class A		Class B		Paid-In	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance as of January 1, 2023	—	$—	7,500,000	$750	$—	$(11,239,897)	$(11,239,147)
Excess of proceeds from Convertible Notes over fair value at issuance	—	—	—	—	—	263,626	263,626
Accretion of extension deposits to Class A ordinary shares subject to possible redemption (Note 2)	—	—	—	—	—	(150,000)	(150,000)
Accretion of interest income to Class A ordinary shares subject to possible redemption	—	—	—	—	—	(1,943,762)	(1,943,762)
Net loss	—	—	—	—	—	(188,331)	(188,331)
Balance as of March 31, 2023	—	$—	7,500,000	$750	$—	$(13,258,364)	$(13,257,614)

See accompanying notes to the unaudited condensed financial statements.

CATCHA INVESTMENT CORP

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2024	2023
Cash Flows from Operating Activities:
Net loss	$(2,431,053)	$(188,331)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest income from Trust Account	(262,495)	(1,943,762)
Excess of fair value of Capital Contribution Note over proceeds at issuance	—	1,104,618
Change in fair value of warrant liability	911,364	112,509
Change in fair value of Convertible Promissory Note	41,955	234
Change in fair value of Working Capital Loan	52,018	667
Change in fair value of Capital Contribution Note	218,538	4,130
Change in fair value of Derivative Asset — Note Receivable	296,774	—
Change in fair value of Derivative Liability — Note Payable	(296,774)	—
Changes in current assets and current liabilities:
Prepaid expenses	2,183	(44,098)
Accounts payable and accrued expenses	1,366,960	540,360
Due to related party	30,000	30,000
Net cash used in operating activities	(70,530)	(383,673)

Cash Flows from Investing Activities:
Cash deposited in Trust Account	(169,413)	(150,000)
Cash withdrawn from Trust Account in connection with redemption	7,241,004	282,903,643
Net cash provided by investing activities	7,071,591	282,753,643

Cash Flows from Financing Activities:
Proceeds from issuance of Working Capital Loan ($1.5 Million Convertible Promissory Note as disclosed in Note 1)	42,630	278,564
Proceeds from issuance of Convertible Promissory Note (Extension Note as disclosed in Note 5)	169,413	150,000
Proceeds from issuance of Capital Contribution Note (subscription agreement with Polar as disclosed in Note 7)	—	200,000
Payment of class A ordinary shares redemption	(7,241,004)	(282,903,643)
Net cash used in financing activities	(7,028,961)	(282,275,079)

Net Change in Cash	(27,900)	94,891
Cash – beginning of the period	30,850	20,706
Cash, end of the period	$2,950	$115,597

Supplemental Disclosure of Non-cash Investing and Financing Activities:
Excess of proceeds from Convertible Promissory Notes and Working Capital Loan over fair value at issuance (Note 5)	$80,484	$263,626
Accretion of interest income to Class A ordinary shares subject to possible redemption	$262,495	$1,943,762
Accretion of extension deposits to Class A ordinary shares subject to possible redemption (Note 2)	$169,413	$150,000

See accompanying notes to the unaudited condensed financial statements.

CATCHA INVESTMENT CORP

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2024

NOTE 1. ORGANIZATION, BUSINESS OPERATION AND GOING CONCERN

Organization and General

Catcha Investment Corp (the “Company”) was incorporated as a Cayman Islands exempted company on December 17, 2020. The Company was incorporated for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”).

The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of March 31, 2024, the Company had not commenced any operations. All activity through March 31, 2024 relates to the Company’s formation, the Initial Public Offering (as defined below), and after the Initial Public Offering, searching for a Business Combination target, the negotiation of the Business Combination Agreement described below and subsequent amendments thereto, and the preparation and filing on October 3, 2023 with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form F-4 with respect to the Business Combination ( the “Form F-4”). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and investments held in the trust account established at the consummation of the Initial Public Offering (the “Trust Account”) from the proceeds derived from the Initial Public Offering and will recognize changes in the fair value of warrant liability, Convertible Promissory Notes，the Capital Contribution Note and fair value changes of the Derivative Asset – Note Receivable, and Derivative Liability – Note Payable (which are all described further in Notes 2 and 8) as other income (expense). The Company has selected December 31 as Its fiscal year end.

The Company’s sponsor is Catcha Holdings LLC, a Cayman Islands limited liability company (the “Sponsor”).

Financing

The registration statement for the Company’s Initial Public Offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on February 11, 2021 (the “Effective Date”). On February 17, 2021, the Company consummated the initial public offering (the “Initial Public Offering” or “IPO”) of 30,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), including the issuance of 2,500,000 Units as a result of the underwriter’s partial exercise of the over-allotment option, at $10.00 per Unit generating gross proceeds of $300,000,000, which is described in Note 3. Each Unit consists of one Class A ordinary share, and one-third of one warrant to purchase one Class A ordinary share. Each whole warrant will entitle the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. Each whole warrant will become exercisable on the later of 30 days after the completion of the initial Business Combination or 12 months from the closing of the IPO (i.e., February 17, 2021), and will expire five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation (see Note 3).

Simultaneously with the closing of the IPO, the Company consummated the sale of an aggregate of 5,333,333 warrants (the “Private Placement Warrants”) at a price of $1.50 per warrant in a private placement to the Company’s Sponsor, generating gross proceeds to the Company of $8,000,000, which is described in Note 4.

Following the closing of the IPO on February 17, 2021, an amount of $300,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was placed in the Trust Account and was invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended ( the “Investment Company Act”), that invests only in direct U.S. government treasury obligations. In March 2023, the Company liquidated the money market funds held in the Trust Account. The funds in the Trust Account will be maintained in cash in an interest-bearing demand deposit account at a bank until the earlier of consummation of the initial Business Combination and liquidation. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its income taxes, if any, the Company’s second amended and restated memorandum and articles of association, and subject to the requirements of law and regulation, provide that the proceeds from the IPO held in the Trust Account will not be released from the Trust Account (1) to the Company, until the completion of the initial Business Combination, or (2) to the Company’s public shareholders, until the earliest of (i) the completion of the initial Business Combination, and then only in connection with those Class A ordinary shares that such shareholders properly elected to redeem, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Company’s second amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to provide holders of its Class A ordinary shares the right to have their shares redeemed in connection with the initial Business Combination or to redeem 100% of the Company’s public shares if the Company does not complete the initial Business Combination within 24 months from the closing of the IPO (the “Combination Period”) or during any extended time in which the Company has to consummate a Business Combination beyond the aforementioned period as a result of a shareholder vote to amend the second amended and restated memorandum and articles of association (an “Extension Period”) or (B) with respect to any other provision relating to the rights of holders of the Company’s Class A ordinary shares, and (iii) the redemption of the Company’s public shares if the Company has not consummated its Business Combination within the Combination Period, subject to applicable law. On February 14, 2023, the Company held an extraordinary general meeting of shareholders, at which the Company’s shareholders approved, among other things, a proposal to amend Company’s amended and restated memorandum and articles of association to extend the date by which the Company has to consummate the Business Combination from February 17, 2023 to February 17, 2024 or such earlier date as is determined by the Company’s board of directors. On February 16, 2024, the parties to the Business Combination Agreement (as defined below) agreed to extend the date on which the Business Combination Agreement may be terminated by the parties if the conditions to the Closing (as defined in the Business Combination Agreement) have not been satisfied or waived from February 17, 2024 to May 17, 2024. On May 15, 2024, pursuant to the third extraordinary general meeting of shareholders, the Company’s amended and restated memorandum and articles of association was amended to provide the Company’s board of directors the ability to extend the date by which the Company must (1) consummate an initial business combination, (2) cease its operations except for the purpose of winding up if it fails to complete such business combination, and (3) redeem all of the Company’s then outstanding Class A ordinary shares included as part of the units sold in the Company’s initial public offering that was consummated on February 17, 2021 from May 17, 2024 up to three times by one month each to June 17, 2024, July 17, 2024, or August 17, 2024. On May 21, 2024, the parties to the Business Combination Agreement agreed to extend the date on which the Business Combination Agreement may be terminated by the parties if the conditions to the Closing have not been satisfied or waived from May 17, 2024 to June 17, 2024. On June 11, 2024, the parties to the Business Combination Agreement agreed to extend the date on which the Business Combination Agreement may be terminated by the parties if the conditions to the Closing have not been satisfied or waived from June 17, 2024 to June 28, 2024 (See Note 12).

Transaction costs related to the IPO amounted to $17,031,183, consisting of $6,000,000 of underwriting fees, $10,500,000 of deferred underwriting fees (see Note 10), and $531,183 of other offering costs. Of the $17,031,183 transaction costs, $16,236,137 was charged to additional paid-in capital and $795,046 was allocated to the public and private warrants and recorded as other income (loss) during the three months ended March 31, 2021.

On August 10, 2023, J.P. Morgan Securities LLC (“J.P. Morgan”), the underwriter in the IPO, waived its entitlement to payment of the $10,500,000 deferred underwriting fee in connection with its role as underwriter in the Company’s IPO. As a result, the Company recognized $482,662 of other income attributable to the derecognition of deferred underwriting fees allocated to offering costs previously expensed and $10,017,338 was recorded to accumulated deficit in relation to the waiver of the deferred underwriting fees in the accompanying financial statements.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting discount) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires an interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of the initial Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed Business Combination or conduct a tender offer will be made by the Company, solely in its discretion.

The shareholders will be entitled to redeem their shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes, if any, divided by the number of then outstanding public shares. The amount in the Trust Account was initially $10.00 per public share.

If the Company is unable to complete a Business Combination within the Combination Period, or during the Extension Period, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes, if any divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in the case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. On February 14, 2023, the Company held an extraordinary general meeting of shareholders (the “First Extraordinary General Meeting”), at which the Company’s shareholders approved (i) an amendment to the Company’s amended and restated memorandum and articles of association to extend the date by which the Company has to consummate the Business Combination from February 17, 2023 to February 17, 2024 or such earlier date as is determined by the Company’s board of directors and (ii) an amendment to the Company’s investment management trust agreement, dated as of February 11, 2021 (the “IMTA”), by and between the Company and Continental Stock Transfer & Trust Company (“CST”), to extend the date by which the Company has to consummate the Business Combination from February 17, 2023 to February 17, 2024 or such earlier date as is determined by the Company’s board of directors, by extending on a monthly basis. Following such approval by the Company’s shareholders, the Company and CST entered into the Amendment No. 1 to the IMTA on February 14, 2023.

In connection with the votes taken at the First Extraordinary General Meeting of shareholders, holders of 27,785,141 Class A ordinary shares of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.18 per share, for an aggregate redemption amount of $282,903,643. The funds were redeemed from the Trust Account on February 23, 2023.

From February 2023 to December 2023, the Company deposited eleven tranches of $75,000, for an aggregate of $825,000, into the Trust Account, to extend the date that the Company has to consummate the Business Combination from February 17, 2023 to January 17, 2024. In January 2024, the Company deposited another $75,000 into the Trust Account, to extend the date that the Company has to consummate the Business Combination to February 17, 2024. All these deposits were made with proceeds received from the Sponsor under the Extension Note as discussed below.

On February 16, 2024, the Company held another extraordinary general meeting of shareholders (the “Second Extraordinary General Meeting”), at which the Company’s shareholders approved i) to extend the date by which the Company has to consummate the Business Combination from February 17, 2024 up to three times by one month each to March 17, 2024, April 17, 2024, or May 17, 2024, subject to that the Sponsor or one or more of its affiliates, members or third-party designees (the “Lender”), will deposit into the Trust Account for each month $0.03 for each then-outstanding ordinary share issued in the Company’s initial public offering that is not redeemed, in exchange for one or more non-interest bearing, unsecured promissory notes issued by the Company to the Lender and (ii) an amendment to the Company’s IMTA to extend the date by which the Company has to consummate the Business Combination up to three times for one month each from February 17, 2024 to March 17, 2024, April 17, 2024 or May 17, 2024 (the “IMTA Amendment No. 2”). On February 16, 2024, Catcha and Continental entered into the IMTA Amendment No. 2.

In connection with the votes taken at the Second Extraordinary General Meeting of shareholders, holders of an additional 641,303 Class A ordinary shares of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.29 per share, for an aggregate redemption amount of $7,241,004. The funds were redeemed from the Trust Account on February 23, 2024. As a result, 1,573,556 Class A ordinary shares subject to possible redemption, amounting to approximately $17.8 million are still outstanding after redemption.

On each of February 22, 2024, March 21, 2024 and April 19, 2024, using the proceeds received under the 2024 Extension Note No. 1, the Company deposited $47,207 into the Trust Account to extend the date by which the Company has to consummate the Business Combination to May 17, 2024.

On May 15, 2024, the Company held another extraordinary general meeting of shareholders (the “Third Extraordinary General Meeting”), at which the Company’s shareholders approved to extend the date by which the Company has to consummate the Business Combination from May 17, 2024 up to three times by one month each to June 17, 2024, July 17, 2024, or August 17, 2024 (“Extended Termination Date”), subject to that the Lender will deposit into the Trust Account for each month $0.03 for each then-outstanding ordinary share issued in the Company’s initial public offering that is not redeemed, in exchange for one or more non-interest bearing, unsecured promissory notes issued by the Company to the Lender.

In connection with the votes taken at the Third Extraordinary General Meeting of shareholders on May 15, 2024, holders of an additional 208,674 Class A ordinary shares of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.52 per share, for an aggregate redemption amount of $2,403,928. The funds were redeemed from the Trust Account on May 20, 2024. As a result, 1,364,882 Class A ordinary shares subject to possible redemption, amounting to approximately $15.7 million were still outstanding after the redemption.

On May 15, 2024, the Company issued a promissory note in the principal amount of up to $122,839 (the “2024 Extension Note No. 2”) to the Sponsor. The Note does not bear interest and matures upon closing of the Business Combination. If the Company completes the proposed Business Combination, it will repay the amounts loaned under the promissory notes or convert a portion or all of the amounts loaned under such promissory notes into warrants at a price of $1.50 per warrant, which warrants will be identical to the private placement warrants issued to the Sponsor at the time of the Company’s initial public offering. If the Company does not complete the proposed Business Combination by the final applicable Extended Termination Date, such promissory notes will be repaid only from funds held outside of the Trust Account.

On each of May 23, 2024 and June 20, 2024, using the proceeds received under the 2024 Extension Note No. 2, the Company deposited $40,946 into the Trust Account to extend the date by which the Company has to consummate the Business Combination to July 17, 2024.

On May 10, 2024, the Company determined to postpone its extraordinary general meeting of shareholders relating to shareholder approval of the Company’s entry into a Business Combination Agreement and a related Merger and Plan of Merger (the “Business Combination Meeting”), from the previously scheduled date of May 15, 2024 to June 12, 2024.

On June 12, 2024, the Company held an extraordinary general meeting of shareholders (the “Fourth Extraordinary General Meeting”) pursuant to which the shareholders of record as of January 16, 2024 approved Catcha’s previously proposed Business Combination with Crown. In connection with the votes taken at this Extraordinary General Meeting, Catcha has received elections from certain holders of its Class A ordinary shares to exercise their right to redeem their shares for cash. In connection with the votes taken at the Fourth Extraordinary General Meeting, as of the date of these financial statements, the holders of 1,143,847 Class A ordinary shares of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.61 per share, for an aggregate redemption amount of $13,274,625. As a result, following satisfaction of such redemptions as of the date of these financial statements, Catcha will have 221,035 Class A ordinary shares outstanding and the balance in the Trust Account would be approximately $2,565,165. As of the date of these financial statements, such elections are still within the time frame when such requests can be rescinded; thus the final redemption payout has not yet been determined.

On February 20, 2024, the Company received a letter from the NYSE American LLC (“NYSE American” or the “Exchange”) stating that the staff of NYSE Regulation has determined to commence proceedings to delist Catcha’s Class A ordinary shares pursuant to Sections 119(b) and 119(f) of the NYSE American Company Guide because the Company failed to consummate a Business Combination within 36 months of the effectiveness of its Initial Public Offering registration statement, or such shorter period that the Company specified in its registration statement.

On February 23, 2024, the Company submitted a written request to NYSE asking for the review of the delisting determination by a Committee of the Board of Directors of the Exchange. Up to the date the financial statements were issued, the Company’s Class A ordinary shares have not been suspended and will continue to trade.

The Company has an NYSE appeal hearing scheduled for July 17, 2024.

The Sponsor and the Company’s officers and directors have agreed to (i) waive their redemption rights with respect to their Class B ordinary shares (the “Founder Shares”) and public shares in connection with the completion of the Business Combination, (ii) waive their redemption rights with respect to their Founder Shares and public shares in connection with a shareholder vote to approve an amendment to the Company’s third amended and restated memorandum and articles of association (A) that would modify the substance or timing of the Company’s obligation to provide holders of its Class A ordinary shares the right to have their shares redeemed in connection with the Business Combination or to redeem 100% of its public shares if the Company does not complete the Business Combination within 24 months from the closing of the IPO or during the Extension Period or (B) with respect to any other provision relating to the rights of holders of its Class A ordinary shares, and (iii) waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares and public shares they hold if the Company fails to consummate the Business Combination within the Combination Period or during the Extension Period.

In the event of the liquidation of the Trust Account upon the failure of the Company to consummate a Business Combination, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay the Company’s tax obligations, provided that such liability will not apply to any claims by a third party or prospective target business that executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriter of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Business Combination Agreement

On August 3, 2023, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with Crown LNG Holding AS, a private limited liability company incorporated under the laws of Norway (“Crown”), Crown LNG Holdings Limited, a private limited company incorporated under the laws of Jersey, Channel Islands (“PubCo”), and CGT Merge II Limited, a Cayman Islands exempted company limited by shares (“Merger Sub”).

Pursuant to the Business Combination Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, (i) Merger Sub will merge with and into the Company, with the Company being the surviving company and becoming the wholly owned subsidiary of PubCo, as a result of which (a) each of the Company’s Class A ordinary share and Class B ordinary share issued and outstanding immediately prior to the effective time of the merger (the “Merger Effective Time”) shall automatically be cancelled and cease to exist in exchange for the right to receive one newly issued ordinary share of PubCo, and (b) each Company warrant outstanding immediately prior to the Merger Effective Time shall cease to be a warrant with respect to the Company’s ordinary shares and be assumed by PubCo and converted into a warrant to purchase one ordinary share of PubCo; and (ii) subject to the certain procedures and conditions, Crown shareholders will transfer their Crown shares to PubCo in exchange for their Pro Rata Share (as defined below) of the Exchange Consideration (as defined below). The “Exchange Consideration” is a number of newly issued ordinary shares of PubCo equal to (a) a transaction value of $600 million divided by (b) a per share price of $10.00. “Pro Rata Share” means, with respect to each Crown shareholder, a fraction expressed as a percentage equal to (i) the number of Crown shares held by such Crown shareholder immediately prior to the effective time of the exchange (the “Exchange Effective Time”), divided by (ii) the total number of issued and outstanding Crown shares immediately prior to the Exchange Effective Time.

During the seven years following the consummation of the Business Combination (the “Closing”), the persons who are Crown shareholders immediately prior to the Exchange Effective Time and who have participated in the Exchange shall have the contingent right to receive in the aggregate a number of ordinary shares of PubCo equivalent to 10% of the issued and outstanding ordinary shares of PubCo as of the Closing (the “Earnout Shares”), which will vest upon achievement of certain share prices and milestones as provided under the Business Combination Agreement. On October 2, 2023, the Business Combination Agreement was amended to delete the provisions with regards to the Earnout Shares in their entirety.

On January 31, 2024, the Business Combination Agreement was amended to (i) remove the closing condition in Section 9.2(f) of the Business Combination Agreement which would have required the Company to have satisfied the minimum cash condition of at least US$20,000,000 and (ii) allow for listing of the PubCo ordinary shares on either the NYSE or Nasdaq.

On February 14, 2024, the SEC declared the registration statement on Form F-4 with respect to the Business Combination effective.

On February 16, 2024, the Business Combination Agreement was further amended to extend the date on which the Business Combination Agreement may be terminated if the conditions to the Closing (as defined in the Business Combination Agreement) have not been satisfied or waived from February 17, 2024 to May 17, 2024. In addition, the Company agreed to waive its right under its amended and restated memorandum and articles of association to withdraw up to $100,000 of the interest earned on the funds held in the Trust Account to pay dissolution expenses in the event of the liquidation of the Trust Account.

On May 21, 2024, the Business Combination Agreement was further amended to extend the date on which the Business Combination Agreement may be terminated if the conditions to the Closing have not been satisfied or waived from May 17, 2024 to June 17, 2024. Also, the parties have agreed that the Business Combination Agreement may be terminated by Crown in the event that prior to June 17, 2024, the parties do not receive notice from Nasdaq, NYSE American, or another national securities exchange acceptable to Crown, that the post-business combination public company common stock shall be approved for listing upon the closing of the Business Combination. The non-solicitation provisions of the Business Combination Agreement were amended to expire on May 31, 2024, unless Crown has received notice that the post-business combination public company common stock shall be approved for listing upon the closing of the Business Combination on Nasdaq, NYSE American or another national securities exchange acceptable to Crown.

On June 11, 2024, the Business Combination Agreement was further amended to extend the date on which the Business Combination Agreement may be terminated if the conditions to the Closing have not been satisfied or waived from June 17, 2024 to June 28, 2024. Also, the parties have agreed that the Business Combination Agreement may be terminated by Crown in the event that prior to June 28, 2024, the parties do not receive notice from Nasdaq, NYSE American, or another national securities exchange acceptable to Crown, that the post-business combination public company common stock shall be approved for listing upon the closing of the Business Combination.

In connection with the Fourth Extraordinary General Meeting held on June 12, 2024, the shareholders of record as of January 16, 2024 approved Catcha’s previously proposed Business Combination with Crown. In connection with the votes taken at this Extraordinary General Meeting, Catcha has received elections from certain holders of our Class A ordinary shares to exercise their right to redeem their shares for cash. In connection with the votes taken at the Fourth Extraordinary General Meeting, as of the date of these financial statements, the holders of 1,143,847 Class A ordinary shares of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.61 per share, for an aggregate redemption amount of $13,274,625. As a result, following satisfaction of such redemptions as of the date of these financial statements, Catcha will have 221,035 Class A ordinary shares outstanding and the balance in the Trust Account would be approximately $2,565,165. As of the date of these financial statements, such elections are still within the time frame when such requests can be rescinded; thus the final redemption payout has not yet been determined.

The Business Combination Agreement may be terminated under certain customary circumstances at any time prior to the Closing, including, without limitation, (i) upon the mutual written consent of the Company and Crown, (ii) by either the Company or Crown, if any of the conditions to the Closing have not been satisfied or waived by June 28, 2024, (iii) by the Company, on the one hand, or Crown, on the other hand, as a result of certain material breaches by the counterparties to the Business Combination Agreement that remain uncured after any applicable cure period, (iv) by either the Company or Crown, if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently prohibiting the transactions contemplated by the Business Combination Agreement, (v) by the Company, on the one hand, or Crown, on the other hand, as a result of the failure by the counterparties to obtain approvals required for the Business Combination, and (vi) by the Company, if there has been a material adverse effect on each of Crown and its direct and indirect subsidiaries.

Liquidity, Capital Resources and Going Concern

As of March 31, 2024, the Company had $2,950 in cash outside of the Trust Account and working capital deficit of $11,216,747.

On December 13, 2022, the Company issued an unsecured convertible promissory note (see Note 5) to the Sponsor, pursuant to which the Company may borrow up to $1,500,000 (the “$1.5 Million Convertible Promissory Note”) from the Sponsor. As of March 31, 2024, the Company had $1,177,208 principal outstanding under such note, with a fair value of $755,112. Up to the date that the financial statements were issued, the Company received a total of $1,500,000 principal for working capital purposes under the $1.5 Million Convertible Promissory Note.

On February 14, 2023, the Company issued an unsecured convertible promissory note (the “Extension Note”) to the Sponsor, pursuant to which the Company may borrow up to $900,000 (the “Extension Loan”) from the Sponsor. Using these loans received, the Company deposited twelve tranches of $75,000, totaling $900,000, into the Trust Account from February 2023 to January 2024, to extend the date by which the Company must complete a Business Combination to February 14, 2024.

On March 9, 2023, the Company entered into a subscription agreement (the “March 2023 Subscription Agreement”) with the Sponsor and Polar Multi-Strategy Master Fund (“Polar”), pursuant to which Polar has agreed to provide $300,000 to the Company (the “Capital Contribution Note”) as discussed in Note 7. As of March 31, 2024, the Company had received the entire $300,000 funding under such note (see Note 7).

On March 27, 2024, the Company issued an unsecured convertible promissory note (the “2024 Extension Note No. 1”), dated as of February 17, 2024, to the Sponsor, pursuant to which the Company may borrow up to $141,620.04 (the “2024 Extension Loan No. 1”) from the Sponsor, consisting of the aggregate amount of the potential extensions of the Business Combination through May 17, 2024. Pursuant to the 2024 Extension Note No. 1, the Sponsor has agreed to deposit into the Company’s trust account established in connection with its initial public offering cash in the amount of $47,206.68 per monthly Extension (or a pro rata portion thereof if less than a month), and the Company has agreed that the amount of each such deposit shall constitute a loan, until the earlier of (i) the date of the extraordinary general meeting held in connection with a shareholder vote to approve an initial business combination, and (ii) the date that $141,620.04 has been loaned. Such loan may, at the Sponsor’s discretion, be converted into warrants to purchase Class A ordinary shares of the Company at a conversion price equal to $1.50 per warrant, with each warrant entitling the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to the same adjustments applicable to the warrants issued to the Sponsor in the private placement that closed on February 17, 2021 in connection with the initial public offering. The terms of the warrants will be identical to those of the private placement warrants. The 2024 Extension Loan No. 1 will not bear any interest, and will be repayable by the Company to the Sponsor, on a date that is the earlier of the consummation of an initial business combination and the liquidation of the Company. The maturity date of the 2024 Extension Loan No. 1 may be accelerated upon the occurrence of an Event of Default (as defined under the 2024 Extension Note No. 1). As of March 31, 2024, the Company withdrew $94,413 under the 2024 Extension Note No. 1. Up to the date that the financial statements were issued, the Company received the entire $141,620 principal under the 2024 Extension Note No. 1.

On March 29, 2024, the Company issued an unsecured convertible promissory note (the “2024 Convertible Promissory Note”) to the Sponsor, pursuant to which the Company may borrow up to $500,000 from the Sponsor for working capital purposes. Such loan may, at the Sponsor’s discretion, be converted into warrants to purchase Class A ordinary shares at a conversion price equal to $1.50 per warrant, with each warrant entitling the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to the same adjustments applicable to the private placement warrants. The terms of the warrants will be identical to those of the Private Placement Warrants. The loan will not bear any interest, and will be repayable by the Company to the Sponsor, on a date that is the earlier of the consummation of an initial business combination and the liquidation of the Company. The maturity date of the loan may be accelerated upon the occurrence of an Event of Default (as defined under the 2024 Convertible Promissory Note). As of March 31, 2024, the Company had no borrowing outstanding under the 2024 Convertible Promissory Note. Up to the date that the financial statements were issued, the Company received a total of $54,565 principal for working capital purposes under the 2024 Convertible Promissory Note.

On May 15, 2024, the Company issued the 2024 Extension Note No. 2 to the Sponsor, pursuant to which the Company may borrow up to $122,839.38 (the “2024 Extension Loan No. 2”) from the Sponsor, consisting of the aggregate amount of the potential extensions of the Business Combination through August 17, 2024. Pursuant to the 2024 Extension Note No. 2, the Sponsor has agreed to deposit into the Company’s trust account established in connection with its initial public offering cash in the amount of $40,946.46 per monthly Extension (or a pro rata portion thereof if less than a month), and the Company has agreed that the amount of each such deposit shall constitute a loan, until the earlier of (i) the date of the extraordinary general meeting held in connection with a shareholder vote to approve an initial business combination, and (ii) the date that $122,839.38 has been loaned. Such loan may, at the Sponsor’s discretion, be converted into warrants to purchase Class A ordinary shares of the Company at a conversion price equal to $1.50 per warrant, with each warrant entitling the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to the same adjustments applicable to the warrants issued to the Sponsor in the private placement that closed on February 17, 2021 in connection with the initial public offering. The terms of the warrants will be identical to those of the private placement warrants. The 2024 Extension Loan No. 2 will not bear any interest, and will be repayable by the Company to the Sponsor, on a date that is the earlier of the consummation of an initial business combination and the liquidation of the Company. The maturity date of the 2024 Extension Loan No. 2 may be accelerated upon the occurrence of an Event of Default (as defined under the 2024 Extension Note No. 2). Up to the date that the financial statements were issued, the Company received a total of $81,893 principal under the 2024 Extension Note No. 2.

On February 22, 2024, March 21, 2024 and April 19, 2024, the sponsor deposited three tranches of $47,207 into the Trust Account to extend the date by which the Company has to consummate the Business Combination to May 17, 2024. On each of May 23, 2024 and June 20, 2024, the sponsor deposited $40,946 into the Trust Account to extend the date by which the Company has to consummate the Business Combination to July 17, 2024.

In addition, in order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company additional funds as may be required. Management will use these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating a Business Combination. No additional funding has been received under this arrangement. However, management expects the Company to continue to incur significant costs in pursuit of the consummation of a Business Combination and current funds, committed or otherwise, may not be sufficient to operate the Company for at least the 12 months following the issuance of the financial statements contained herein. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, suspending the pursuit of a Business Combination.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Subtopic (“ASC”) 205-40, “Presentation of Financial Statements – Going Concern,” management has determined that if the Company is unable to complete a Business Combination by August 17, 2024 (subject to the Company making the required monthly deposits of $40,946 to extend the date by which to consummate the Business Combination each month up through August 17, 2024) or such earlier date as is determined by the Company’s board of directors, then the Company will cease all operations except for the purpose of liquidating. The mandatory liquidation, subsequent dissolution and the liquidity issues described above raise substantial doubt about the Company’s ability to continue as a going concern one year from the date that these financial statements are issued. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after August 17, 2024 or such earlier date as is determined by the Company’s board of directors.

Risks and Uncertainties

Management is currently evaluating the impact of persistent inflation and rising interest rates, financial market instability, including the recent bank failures, the lingering effects of the COVID-19 pandemic and certain geopolitical events, including the current wars, and has concluded that while it is reasonably possible that the risks and uncertainties related to or resulting from these events could have a negative effect on the Company’s financial position, results of its operations and/or the closing of the Business Combination, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of these risks and uncertainties.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the period presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC on June 17, 2024 (the “Annual Report”). The accompanying condensed balance sheet as of December 31, 2023 has been derived from the audited financial statements included in the Annual Report. The interim results for the three months ended March 31, 2024 are not necessarily indicative of the results to be expected for the year ending December 31, 2024 or for any future periods.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply on on-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $2,950 and $30,850 in cash and did not have any cash equivalents as of March 31, 2024 and December 31, 2023, respectively.

Cash and Investments Held in Trust Account

In March 2023, the Company liquidated the money market funds held in the Trust Account. The funds in the Trust Account are now maintained in cash in an interest-bearing demand deposit account at a bank until the earlier of consummation of the initial Business Combination and liquidation. Prior to liquidating the money market funds, the Company’s portfolio of investments was comprised primarily of U.S. Treasury securities. The Company classified its money market funds as trading securities in accordance with ASC Topic 320, “Investments-Debt Securities.” Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in interest income from Trust Account in the accompanying statements of operations.

As of March 31, 2024 and December 31, 2023, the assets held in the Trust Account were $17,973,163 and $24,782,259, respectively.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At March 31, 2024 and December 31, 2023, the Company has not experienced losses on this account and management believes the Company could be exposed to significant risks on the funds held in trust account.

Fair Value Measurements

FASB ASC Topic 820, “Fair Value Measurement” (“ASC 820”), defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. ASC 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

●	Level 1 – Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

●	Level 2 – Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

●	Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The fair value of certain of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, approximates the carrying amounts represented in the balance sheets. The fair values of prepaid expenses, accounts payable and accrued expenses, and due to related party are estimated to approximate the carrying values as of March 31, 2024 and December 31, 2023 due to the short maturities of such instruments.

Offering Costs Associated with IPO

The Company complies with the requirements of the FASB ASC 340-10-S99, “Other Assets and Deferred Costs – SEC Materials,” and SEC Staff Accounting Bulletin (“SAB”) Topic 5A, “Expenses of Offering”. Offering costs consist principally of underwriting fees, professional fees and registration fees that are related to the IPO. FASB ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate IPO proceeds from the Units between Class A ordinary shares and warrants, using the residual method by allocating IPO proceeds first to fair value of the warrants and then the Class A ordinary shares.

Offering costs in the aggregate of $16,236,137 were charged to shareholders’ equity (deficit) (consisting of $5,724,193 in underwriting fees, $10,017,338 in deferred underwriting fees, and $494,606 in other offering costs), and offering costs in the aggregate of $795,046 were recorded as other income (loss) (consisting of $275,807 in underwriting fees, $482,662 in deferred underwriting fees, and $36,577 in other offering costs) during the three months ended March 31, 2021. On August 10, 2023, the underwriter waived its entitlement to the deferred underwriting fees, see Note 10.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in FASB ASC Topic 480, “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to possible redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, all ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheets.

In connection with the extraordinary general meeting of shareholders held on February 14, 2023, holders of 27,785,141 Class A ordinary shares of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.18 per share, for an aggregate redemption amount of $282,903,643.

In connection with the votes taken at the Second Extraordinary General Meeting of shareholders held on February 16, 2024, holders of an additional 641,303 Class A ordinary shares of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.29 per share, for an aggregate redemption amount of $7,241,004. The funds were redeemed from the Trust Account on February 22, 2024.

At March 31, 2024 and December 31, 2023, the Class A ordinary shares reflected in the balance sheets are reconciled in the following table:

	Shares	Amount
Class A ordinary shares subject to possible redemption as of December 31, 2022	30,000,000	$304,086,289
Add: Accretion of interest income to Class A ordinary shares subject to possible redemption	—	2,774,613
Add: Accretion of extension deposit to Class A ordinary shares subject to possible redemption	—	825,000
Less: Class A ordinary shares redeemed, including interest	(27,785,141)	(282,903,643)
Class A ordinary shares subject to possible redemption as of December 31, 2023	2,214,859	24,782,259
Add: Accretion of interest income to Class A ordinary shares subject to possible redemption	—	262,495
Add: Accretion of extension deposit to Class A ordinary shares subject to possible redemption	—	169,413
Less: Class A ordinary shares redeemed, including interest	(641,303)	(7,241,004)
Class A ordinary shares subject to possible redemption as of March 31, 2024	1,573,556	$17,973,163

Convertible Promissory Notes

The Company elected to account for the Convertible Promissory Notes (which include the $1.5 Million Convertible Promissory Note and the Extension Notes) entered into with the Sponsor pursuant to the fair value option under ASC 825. ASC 825-10-15-4 provides for the “fair value option” election, to the extent not otherwise prohibited by ASC 825-10-15-5, to be afforded to financial instruments, wherein the financial instrument is initially measured at its issue-date estimated fair value and subsequently remeasured at estimated fair value on a recurring basis at each reporting period date. Differences between the face value of the Convertible Promissory Notes and fair value at issuance are recognized as either an expense in the condensed statement of operations (if issued at a premium) or as a capital contribution (if issued at a discount). Any material changes in the estimated fair value of the Convertible Promissory Notes are recognized as non-cash gains or losses in the statements of operations. The Company believes that the fair value option better reflects the underlying economics of the Convertible Promissory Notes. As such, the Convertible Promissory Notes were initially measured at $1,047,673 as of the issue dates (including $569,889 under the $1.5 Million Convertible Promissory Note and $477,784 under the Extension Notes). For the three months ended March 31, 2024 and 2023, $80,484 and $263,626 excess of proceeds over fair value at issuance was recorded as additional paid-in capital in the accompanying statements of shareholders’ deficit, respectively. As of March 31, 2024 and December 31, 2023, the fair value of the Convertible Promissory Notes was $755,112 and $675,934, respectively, under the $1.5 Million Convertible Promissory Note and the fair value of the convertible promissory note was $637,856 and $491,502, respectively, under the Extension Notes, respectively. For the three months ended March 31, 2024 and 2023, the Company recognized an unrealized loss of $41,955 and $234, respectively, attributable to the change in fair value of the Convertible Promissory Notes and unrealized loss of $52,018 and $667, respectively, attributable to the change in fair value of Working Capital Loan, respectively, in the condensed statements of operations.

Capital Contribution Note

The Company elected to account for the Capital Contribution Note entered into with Polar and the Sponsor (the March 2023 Subscription Agreement) on March 9, 2023, pursuant to the fair value option under ASC 825. ASC 825-10-15-4 provides for the “fair value option” election, to the extent not otherwise prohibited by ASC 825-10-15-5, to be afforded to financial instruments, wherein the financial instrument is initially measured at its issue-date estimated fair value and subsequently remeasured at estimated fair value on a recurring basis at each reporting period date. Differences between the face value of the Capital Contribution Note and fair value at issuance are recognized as either an expense in the condensed statement of operations (if issued at a premium) or as a capital contribution (if issued at a discount). Any material changes in the estimated fair value of the Capital Contribution Note are recognized as non-cash gains or losses in the statements of operations. The Company believes that the fair value option better reflects the underlying economics of the Capital Contribution Note. The fair value of the Capital Contribution Note will include both the fair value of the 300,000 shares in consideration for the Capital Calls as described in Note 7 and the principal as of each reporting date. As such, the Capital Contribution Note was initially measured at $1,359,720 as of the issue date (March 24, 2023 and May 24, 2023). The $nil and $1,104,618 excess of fair value of Capital Contribution Note over proceeds at issuance was recorded in the accompanying statement of operations for the three months ended March 31, 2024 and 2023, respectively. As of March 31, 2024 and December 31, 2023, the fair value of the Capital Contribution Note was $2,418,829 and $2,200,291, respectively. For the three months ended March 31, 2024 and 2023, the Company recognized $218,538 and $4,130 unrealized loss on fair value changes of the Capital Contribution Note in the condensed statements of operations.

October 2023 Subscription Agreement

The Company analyzed the October 2023 Subscription Agreement (as defined in Note 8) under ASC 480 “Distinguishing Liabilities from Equity” and ASC 815, Derivatives and Hedging, and concluded that, (i) the Subscription Shares (as defined in Note 8) issuable under the October 2023 Subscription Agreement are not required to be accounted for as a liability under ASC 480 or ASC 815, (ii) bifurcation of a single derivative that comprises all of the fair value of the Subscription Share feature(s) (i.e., derivative instrument) is not necessary under ASC 815-15-25, and (iii) bifurcation of a single derivative that comprises all of the fair value of the Termination (as defined in Note 8) feature (i.e., derivative instrument) is necessary under ASC 815-15-25. As a result, the Company analyzed the October 2023 Subscription Agreement under ASC 470 “Debt” and concluded that, the Subscription Shares are representative of an equity classified freestanding financial instrument issued in a bundled transaction with a loan which is representative of a liability classified freestanding financial instrument which contains a derivative instrument which is required to be bifurcated and classified and accounted for as a derivative liability measured at fair value, on a recurring basis, with changes in fair value recorded within the accompanying statements of operations. As a result, the Company recorded the October 2023 Subscription Agreement using the with-and-without method of accounting combined with the relative fair value method of accounting when allocating the proceeds received under the October 2023 Subscription Agreement, as required under ASC 470.

Warrant Liability

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

The Company accounts for the warrants issued in connection with the IPO and the private placement in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, the Company classified each warrant as a liability at its fair value. This liability is subject to re-measurement at each reporting periods. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statements of operations. As of March 31, 2024 and December 31, 2023, there were 15,333,333 public and private warrants outstanding (not including the 1,447,747 and 1,306,385 warrants as of March 31, 2024 and December 31, 2023, that could be issued upon conversion of the Convertible Promissory Notes).

Net Loss Per Share

The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Earnings and losses are shared pro rata between the two classes of shares. As of March 31, 2024, the 15,333,333 potential ordinary shares for outstanding warrants to purchase the Company’s stock, the 1,447,747 potential ordinary shares for the warrants that could be issued upon conversion of the Convertible Promissory Notes, to purchase the Company’s stock, the 330,000 potential ordinary shares (as discussed above and as described in Note 7) and the 750,000 Subscription Shares (as defined in Note 8) that will be issued to Polar at the Closing were excluded from diluted net loss per share for the three months ended March 31, 2024 because the warrants and the shares that will be issued to Polar are contingently exercisable, and the contingencies have not yet been met. As of March 31, 2023, the 15,333,333 potential ordinary shares for outstanding warrants to purchase the Company’s stock, 285,709 potential ordinary shares for the warrants that could be issued upon conversion of the Convertible Promissory Notes, to purchase the Company’s stock, the 320,000 potential ordinary shares (including 20,000 shares in consideration of the $200,000 principal amount outstanding under the Capital Contribution Note, if Polar elects to receive shares at a rate of one Class A ordinary share for each $10.00, and 300,000 shares in consideration of the Capital Calls as described in Note 7) were excluded from diluted net loss per share for the three months ended March 31, 2023 because the warrants and the shares that will be issued to Polar are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net loss per share is the same as basic net loss per share for the periods. In addition, any shares subject to forfeiture are not included in the weighted average shares outstanding until the forfeiture restrictions lapse.

The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income per share for each class of ordinary shares. Because the redemption value of the Class A ordinary shares approximates their fair value, remeasurement to redemption value is not impacting allocable earnings.

	For the Three Months Ended March 31,
	2024		2023
	Class A	Class B	Class A	Class B
Basic and diluted net loss per share:
Numerator:
Allocation of net loss	$(492,369)	$(1,938,684)	$(130,024)	$(58,307)
Denominator:
Weighted-average shares outstanding	1,904,778	7,500,000	16,724,877	7,500,000
Basic and diluted net loss per share	$(0.26)	$(0.26)	$(0.01)	$(0.01)

Income Taxes

The Company accounts for income taxes under FASB ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of March 31, 2024 and 2023. The Company’s management determined that the Cayman Islands and Singapore are the Company’s only major tax jurisdictions. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of March 31, 2024 and December 31, 2023, there were no unrecognized tax benefits and no amounts were accrued for the payment of interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with federal income tax regulations, income taxes are not levied on the Company, but rather on the individual owners. United States (“U.S.”) taxation would occur on the individual owners if certain tax elections are made by U.S. owners and the Company were treated as a passive foreign investment company. Additionally, U.S. taxation could occur to the Company itself if the Company is engaged in a U.S. trade or business. The Company is not expected to be treated as engaged in a U.S. trade or business at this time.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, “Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for scope exception, and it simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective January 1, 2024 for fiscal years beginning after December 15, 2023 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company has adopted this guidance on January 1, 2024 and there was no material impact to its condensed financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its financial statements and disclosures.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on these financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

On February 17, 2021, the Company sold 30,000,000 Units, including the issuance of 2,500,000 Units as a result of the underwriter’s partial exercise of the over-allotment option, at a purchase price of $10.00 per Unit. The over-allotment option covering an additional 1,625,000 Units expired on March 28, 2021. Each Unit consists of one Class A ordinary share, and one-third of one warrant to purchase one Class A ordinary share. Each whole warrant will entitle the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. Each whole warrant will become exercisable on the later of 30 days after the completion of the initial Business Combination or 12 months from the closing of the IPO, February 17, 2021, and will expire five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation.

Following the closing of the IPO on February 17, 2021, an amount of $300,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was placed in the Trust Account and was invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act that invests only in direct U.S. government treasury obligations. In March 2023, the Company liquidated the money market funds held in the Trust Account. The funds in the Trust Account are now maintained in cash in an interest-bearing demand deposit account at a bank until the earlier of consummation of the initial Business Combination and liquidation.

Warrants

As of March 31, 2024, there were 10,000,000 public warrants and 5,333,333 Private Placement Warrants outstanding (not including the 1,447,747 warrants that could be issued upon conversion of the Convertible Promissory Notes). Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price (discussed below) will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price (discussed below) will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The warrants will become exercisable 30 days after the completion of its initial Business Combination, and will expire five years after the completion of the Company’s initial Business Combination.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the initial Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that, if the Company’s Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the Class A ordinary shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.

Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00.

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

●	in whole and not in part;

●	at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares, based on the redemption date and the “fair market value” of the Company’s Class A ordinary shares;

●	if, and only if, the closing price of the Company’s Class A ordinary shares equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and

●	if the closing price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants.

The warrant agreement contains an alternative issuance provision that if less than 70% of the consideration receivable by the holders of the ordinary shares in the Business Combination is payable in the form of ordinary shares in the successor entity, and if the holders of the warrants properly exercise the warrants within thirty days following the public disclosure of the consummation of the Business Combination by the Company, the warrant price shall be reduced by an amount equal to the difference (but in no event less than zero) of (i) the warrant price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a warrant immediately prior to the consummation of the Business Combination based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets. “Per Share Consideration” means (i) if the consideration paid to holders of the ordinary shares consists exclusively of cash, the amount of such cash per ordinary share, and (ii) in all other cases, the volume weighted average price of the ordinary shares as reported during the ten-trading day period ending on the trading day prior to the effective date of the Business Combination.

The Company believes that the adjustments to the exercise price of the warrants is based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815–40, and thus the warrants are not eligible for an exception from derivative accounting.

The accounting treatment of derivative financial instruments requires that the Company record a derivative liability at fair value upon the closing of the IPO. The warrants were allocated a portion of the proceeds from the issuance of the Units equal to their fair value determined by the Monte Carlo simulation. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification. If no events occurred during the period, the warrants will not be reclassified. The fair value of the liabilities is re-measured at the end of every reporting period and the change in fair value is reported in the statements of operations as a gain or loss on derivative financial instruments.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 5,333,333 Private Placement Warrants at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company of $8,000,000. The fair value of the warrants as of the IPO was $1.38 per warrant, for a total initial fair value of $7,375,280. The excess of cash received over the fair value of the Private Placement Warrants was $624,720 and was reflected in additional paid-in capital on the statements of changes in shareholders’ deficit for the three months ended March 31, 2021. The proceeds from the sale of the Private Placement Warrants were added to the proceeds from the IPO held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless.

The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and they will not be redeemable by the Company so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the units being sold in the IPO.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On December 28, 2020, the Sponsor paid $25,000, or approximately $0.003 per share, to cover certain offering costs in consideration for 7,187,500 Class B ordinary shares, par value $0.0001. On February 11, 2021, the Company effected a share capitalization resulting in the Sponsor holding an additional 718,750 Class B ordinary shares for an aggregate of 7,906,250 Class B ordinary shares including up to 1,031,250 Founder Shares subject to forfeiture by the Sponsor depending on the extent to which the underwriter’s over-allotment option was exercised. On February 17, 2021, J.P. Morgan partially exercised its over-allotment option, hence, 625,000 Founder Shares were no longer subject to forfeiture. At March 28, 2021, the over-allotment option expired, hence the 406,250 Class B ordinary shares were forfeited. As of March 31, 2024 and December 31, 2023, there were 7,500,000 Founder Shares issued and outstanding (see Note 12).

The Sponsor and the Company’s directors and executive officers have agreed not to transfer, assign or sell any of their Founder Shares (except to certain permitted transferees and under certain circumstances) until the earlier to occur of: (i) one year after the completion of the initial Business Combination, or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property (the “lock-up”).

Notwithstanding the foregoing, if the closing price of Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (2) if the Company consummates a transaction after the initial Business Combination which results in the Company’s shareholders having the right to exchange their shares for cash, securities or other property, the Founder Shares will be released from the lock-up.

The Sponsor and the Company’s directors and executive officers have also agreed not to transfer any of their Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of the Private Placement Warrants) until 30 days after the completion of the initial Business Combination.

Due to Related Party

As of March 31, 2024 and December 31, 2023, the amount due to related party was $271,366 and $241,366, respectively, which mainly consisted of the unpaid portion of the administrative service fee described below.

Convertible Promissory Notes

On February 14, 2023, the Company issued an unsecured convertible promissory note (the “2023 Extension Note” and, together with the “2024 Extension Note No. 1” and “2024 Extension Note No. 2” as described below, the “Extension Notes”. The Extension Notes, together with the “1.5 Million Convertible Promissory Note” as described below, the “Convertible Promissory Notes”) to the Sponsor, pursuant to which the Company may borrow up to $900,000 (the “2023 Extension Note”) from the Sponsor. Pursuant to the Extension Note, from February 17, 2023 to February 17, 2024 or such earlier date as is determined by the Company’s board of directors, the Sponsor has agreed to deposit into the Company’s Trust Account the lesser of (i) $75,000 or (ii) $0.0375 for each unredeemed public share, for each month (or a pro rata portion thereof if less than a month) until the earlier of (i) the date of the extraordinary general meeting held in connection with a shareholder vote to approve the Business Combination, and (ii) the date that $900,000 has been loaned. Such loan may, at the Sponsor’s discretion, be converted into warrants (the “2023 Extension Loan Warrants”) to purchase Class A ordinary shares of the Company, par value $0.0001 per share, at a conversion price equal to $1.50 per warrant, with each warrant entitling the holder to purchase one Class A ordinary share of the Company at a price of $11.50 per share, subject to the same adjustments applicable to the Private Placement Warrants that were issued in connection with the IPO. The terms of the 2023 Extension Loan Warrants will be identical to those of the Private Placement Warrants. The 2023 Extension Loan will not bear any interest, and will be repayable by the Company to the Sponsor, on a date that is the earlier of (a) the consummation of the Company’s initial merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities and (b) the liquidation of the Company. The maturity date of the Extension Loan may be accelerated upon the occurrence of an Event of Default (as defined under the 2023 Extension Note).

On March 27, 2024, the Company issued an unsecured convertible promissory note (the “2024 Extension Note No. 1”), dated as of February 17, 2024, to the Sponsor, pursuant to which the Company may borrow up to $141,620 from the Sponsor, consisting of the aggregate amount of the potential extensions of the Business Combination through May 17, 2024. Pursuant to the 2024 Extension Note No. 1, the Sponsor has agreed to deposit into the Company’s trust account established in connection with its initial public offering cash in the amount of $47,206.68 per monthly Extension (or a pro rata portion thereof if less than a month), and the Company has agreed that the amount of each such deposit shall constitute a loan, until the earlier of (i) the date of the extraordinary general meeting held in connection with a shareholder vote to approve an initial business combination, and (ii) the date that $141,620.04 has been loaned. Such loan may, at the Sponsor’s discretion, be converted into warrants to purchase Class A ordinary shares of the Company at a conversion price equal to $1.50 per warrant, with each warrant entitling the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to the same adjustments applicable to the warrants issued to the Sponsor in the private placement that closed on February 17, 2021 in connection with the initial public offering. The terms of the warrants will be identical to those of the private placement warrants. The 2024 Extension Loan No. 1 will not bear any interest, and will be repayable by the Company to the Sponsor, on a date that is the earlier of the consummation of an initial business combination and the liquidation of the Company. The maturity date of the 2024 Extension Loan No. 1 may be accelerated upon the occurrence of an Event of Default (as defined under the 2024 Extension Note No. 1).

On May 15, 2024, the Company issued the 2024 Extension Note No. 2 to the Sponsor, pursuant to which the Company may borrow up to $122,839.38 (the “2024 Extension Loan No. 2”) from the Sponsor, consisting of the aggregate amount of the potential extensions of the Business Combination through August 17, 2024. Pursuant to the 2024 Extension Note No. 2, the Sponsor has agreed to deposit into the Company’s trust account established in connection with its initial public offering cash in the amount of $40,946.46 per monthly Extension (or a pro rata portion thereof if less than a month), and the Company has agreed that the amount of each such deposit shall constitute a loan, until the earlier of (i) the date of the extraordinary general meeting held in connection with a shareholder vote to approve an initial business combination, and (ii) the date that $122,839.38 has been loaned. Such loan may, at the Sponsor’s discretion, be converted into warrants to purchase Class A ordinary shares of the Company at a conversion price equal to $1.50 per warrant, with each warrant entitling the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to the same adjustments applicable to the warrants issued to the Sponsor in the private placement that closed on February 17, 2021 in connection with the initial public offering. The terms of the warrants will be identical to those of the private placement warrants. The 2024 Extension Loan No. 2 will not bear any interest, and will be repayable by the Company to the Sponsor, on a date that is the earlier of the consummation of an initial business combination and the liquidation of the Company. The maturity date of the 2024 Extension Loan No. 2 may be accelerated upon the occurrence of an Event of Default (as defined under the 2024 Extension Note No. 2).

Company has elected to accounts for the Extension Notes using the fair value method, with the changes of fair value at each reporting period recorded in the condensed statements of operations. As of March 31, 2024, an aggregate of $994,413 was drawn under the Extension Notes (including $900,000 under the 2023 Extension Note and $94,413 under 2024 Extension Note No. 1), with an initial fair value of $477,784 at the issuance dates (including $417,428 under the 2023 Extension Note and $60,356 under 2024 Extension Note No. 1). Since issuance, the difference of $516,629, between the draws of $994,413 and the fair value at the issuance dates of $477,784; of this amount, $80,484 was recorded in additional paid-in capital in the accompanying statement of changes in shareholders’ deficit for the three months ended March 31, 2024. As of March 31, 2024, the Extension Notes were presented at its fair value of $637,856 (including $577,296 under the 2023 Extension Note and $60,560 under 2024 Extension Note No. 1), as Convertible Promissory Note on the accompanying condensed balance sheets. As of December 31, 2023, $825,000 was drawn under the Extension Note (including $825,000 under the 2023 Extension Note), with an initial fair value of $373,385 at the issuance dates. The difference of $451,615, between the withdrawals of $825,000 and the fair value at the issuance dates of $373,385, was recorded in additional paid-in capital in the accompanying condensed statement of changes in shareholders’ deficit for the year ended December 31, 2023. As of December 31, 2023, the Extension Note was presented at its fair value of $491,502, as Convertible Promissory Note on the accompanying condensed balance sheets (see Note 9).

Up to the date that the financial statements were issued, the Company had received the entire $900,000 for the extension deposits under the 2023 Extension Note and $141,620 for the extension deposits under the 2024 Extension Note No. 1 and $81,893 for the extension deposits under the 2024 Extension Note No. 2.

On March 29, 2024, the Company issued an unsecured convertible promissory note (the “2024 Convertible Promissory Note”) to the Sponsor, pursuant to which the Company may borrow up to $500,000 from the Sponsor for working capital purposes. Such loan may, at the Sponsor’s discretion, be converted into warrants to purchase Class A ordinary shares at a conversion price equal to $1.50 per warrant, with each warrant entitling the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to the same adjustments applicable to the private placement warrants. The terms of the warrants will be identical to those of the Private Placement Warrants. The loan will not bear any interest, and will be repayable by the Company to the Sponsor, on a date that is the earlier of the consummation of an initial business combination and the liquidation of the Company. The maturity date of the loan may be accelerated upon the occurrence of an Event of Default (as defined under the 2024 Convertible Promissory Note). As of March 31, 2024, the Company had no borrowing outstanding under the 2024 Convertible Promissory Note. As of the issuance date of these financial statements were issued, the Company received a total of $54,565 principal for working capital purposes under the 2024 Convertible Promissory Note.

For the three months ended March 31, 2024 and 2023, the Company recorded $41,955 and $234 unrealized loss on fair value changes of the Extension Notes in the accompanying unaudited condensed statements of operations.

Working Capital Loans

In addition, in order to finance transaction costs in connection with an intended Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes the initial Business Combination, the Company would repay the Working Capital Loans. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. A portion of the Working Capital Loans, not to exceed $1,500,000, may be convertible into Private Placement Warrants at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants.

On December 13, 2022, the Company issued an unsecured convertible promissory note under the Working Capital Loans to the Sponsor, pursuant to which the Company may borrow up to $1,500,000 from the Sponsor (the “$1.5 Million Convertible Promissory Note,” and together with the “Extension Note” as described above, the “Convertible Promissory Notes”). Such loan may, at the Sponsor’s discretion, be converted into Private Placement Warrants at a price of $1.50 per warrant as described above. The $1.5 Million Convertible Promissory Note will not bear any interest, and will be repayable by the Company to the Sponsor, on a date that is the earlier of (a) the consummation of the Company’s initial merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities and (b) the liquidation of the Company. The maturity date of the $1.5 Million Convertible Promissory Note may be accelerated upon the occurrence of an Event of Default (as defined under the $1.5 Million Convertible Promissory Note). As of March 31, 2024 and December 31, 2023, $1,177,208 and $1,134,578 were outstanding under the $1.5 Million Convertible Promissory Note. Up to the date that the financial statements were issued, the Company received a total of $1,500,000 for working capital purposes under the $1.5 Million Convertible Promissory Note.

The $1.5 Million Convertible Promissory Note was valued using the fair value method, with the changes of fair value at each reporting period recorded in statement of operations. As of March 31, 2024, $1,177,208 was drawn down under such loan, with an initial fair value of $569,889 at the issuance dates. As of March 31, 2024, the $1.5 Million Convertible Promissory Note was presented at its fair value of $755,112 as Working Capital Loan on the accompanying condensed balance sheets. As of December 31, 2023, $1,134,578 was drawn down under such loan, with an initial fair value of $542,729 at the issuance dates. As of December 31, 2023, the $1.5 Million Convertible Promissory Note was presented at its fair value of $675,934 as Working Capital Loan on the accompanying condensed balance sheets.

For three months ended of March 31, 2024, the difference of $15,470, between the draw of $42,630 and the fair value at the drawn down dates of $27,160, was recorded in additional paid-in capital in the accompanying unaudited condensed statements of shareholder’s deficit. For three months ended of March 31, 2023, the difference of $171,436, between the draw of $278,564 and the fair value at the drawn down dates of $107,128, was recorded in additional paid-in capital in the accompanying unaudited condensed statements of shareholder’s deficit.

For the three months ended March 31, 2024 and 2023, the Company recorded $52,018 and $667 unrealized loss on fair value changes of the $1.5 Million Convertible Promissory Note in the accompanying unaudited condensed statement of operations, respectively.

Administrative Service Fee

The Company has agreed, commencing on the date the securities of the Company were first listed on the NYSE, to pay the Sponsor $10,000 per month for office space, utilities, secretarial and administrative support services provided to members of the Company’s management team. For each of the three months ended March 31, 2024 and 2023, the Company incurred $30,000 in expenses in connection with such services. All such expenses were recorded in the accompanying unaudited condensed statements of operations. As of March 31, 2024 and December 31, 2023, respectively, administrative service fees of $270,935 and $240,935 was unpaid and are included in due to related party on the accompanying condensed balance sheets. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees.

NOTE 6. NOTE RECEIVABLE

On October 27, 2023, the Company and Crown entered into a promissory note (“Promissory Note”) whereby the Company agreed to provide a loan in the principal amount of $750,000 to Crown to fund working capital until the Closing. Crown has agreed to repay the $750,000 to the Company within ten (10) business days of the Company providing Crown with written notice of demand after the Closing. In the event the Business Combination Agreement is terminated or the Business Combination does not close by February 17, 2024 (which was subsequently extended to June 17, 2024, and then to June 28, 2024), Crown has agreed to transfer, or cause to be transferred to the Company within ten (10) business days of the termination, (A) $1,750,000 in cash; or (B) solely at the discretion and election of the Company, $1,000,000 in cash and a number of shares of Crown’s common equity equal to 1.5% of the outstanding common equity (on a fully diluted basis) as of the date of the termination. This agreement was entered into concurrently with the October 2023 Subscription Agreement (as defined and discussed further in Note 8). On October 30, 2023, the Company advanced $750,000 to Crown.

The Company analyzed the October 2023 Subscription Agreement under ASC 320 “Investments – Debt Securities” and concluded that, bifurcation of a single derivative that comprises all of the fair value of the Termination feature (i.e., derivative instrument) is necessary under ASC 815-15-25. As a result, the Company recorded a held to maturity asset in the amount of $750,000 which is representative of the amortized cost of the Note Receivable and recorded a corresponding Derivative Asset – Note Receivable in the amount of $2,667,828. As of March 31, 2024 and December 31, 2023, the fair value of Derivative Asset – Note Receivable was $2,392,590 and $2,689,364, respectively. For the three month ended March 31, 2024, the Company recorded an unrealized loss in the amount of $296,774 associated with changes in the fair value of the Derivative Asset - Note Receivable. Further, the Note Receivable was issued at a discount of $750,000, which was fully accreted to the Note Receivable balance immediately as it occurred.

To value the Derivative Asset – Note Receivable upon issuance, the Company used a probability weighted expected return model (“PWER model”) that values the October 2023 Subscription Agreement based on future projections of the various potential outcomes. The embedded options were valued using a Black Scholes model. The derivative value was determined on a with and without basis. The key inputs for PWER model were further disclosed in Note 9.

NOTE 7. CAPITAL CONTRIBUTION NOTE

On March 9, 2023, the Company entered into a subscription agreement (the “March 2023 Subscription Agreement”) with the Sponsor and Polar Multi-Strategy Master Fund (“Polar”), pursuant to which the Sponsor sought to raise $1,200,000 to fund the extension and to provide working capital to the Company. The Sponsor committed to fund $900,000 of this amount through the Extension Note described in Note 5 above and Polar agreed to provide the remaining $300,000 (the “Capital Contribution Note”). The Company will request funds from the Sponsor for working capital purposes (“Drawdown Request”). Upon at least five (5) calendar days’ prior written notice, the Sponsor may require a drawdown from Polar against the capital commitment in order to meet 25% of the Sponsor’s commitment to the Company under a Drawdown Request (“Capital Call”). In consideration of the Capital Call(s) made hereunder, the Company will issue 300,000 Class A ordinary shares to Polar at the Closing. Any amounts funded by the Sponsor to the Company under a Drawdown Request shall not accrue interest and shall be promptly repaid by the Company to the Sponsor upon the Closing. Following receipt of such sums from the Company, and in any event within five (5) business days of the Closing, the Sponsor or the Company shall pay Polar an amount equal to Capital Calls funded under the March 2023 Subscription Agreement (the “Business Combination Payment”). The Company and Sponsor are jointly and severally obligated to make the Business Combination Payment to Polar. Polar may elect at the Closing to receive such Business Combination Payment in cash or Class A ordinary shares at a rate of one Class A ordinary share for each $10.00 of the Capital Calls funded under the March 2023 Subscription Agreement. If the Company liquidates without consummating a Business Combination, any amounts remaining in the Sponsor or the Company’s cash accounts after paying any outstanding third party invoices (excluding any due to the Sponsor), not including the Company’s Trust Account, will be paid to Polar within five (5) days of the liquidation.

The Company treated the Capital Contribution Note as a debt instrument and measured it with fair value method, and records changes of fair value at each reporting period in the condensed statement of operations. The fair value of the Capital Contribution Note will include both the fair value of the 300,000 shares in consideration for the Capital Calls and the principal as of each reporting date. As of March 31, 2024 and December 31, 2023, the Capital Contribution Note was presented at its fair value of $2,418,829 and $2,200,291 on the accompanying unaudited condensed balance sheets, respectively.

For the three months ended March 31, 2024 and 2023, the Company recorded $nil and $1,104,618 unrealized loss on excess of fair value of Capital Contribution Note over proceeds at issuance in the accompanying unaudited condensed statements of operations, respectively.

For the three months ended March 31, 2024 and 2023, the Company recorded $218,538 and $4,130 unrealized loss on fair value changes of the Capital Contribution Note in the accompanying unaudited condensed statements of operations, respectively.

NOTE 8. SUBSCRIPTION AGREEMENT–- POLAR

On October 25, 2023, the Company, the Sponsor and Polar entered into an additional (see Note 7) subscription agreement (the “October 2023 Subscription Agreement”), pursuant to which Polar agreed to fund a capital contribution of $750,000 (the “SPAC Loan”), without interest, to the Company and in consideration thereof, the Company agreed to issue or cause PubCo to issue 750,000 Class A ordinary shares (the “Subscription Shares”) to Polar at the Closing. The Sponsor and the Company, jointly and severally, agreed to promptly repay the $750,000 to Polar within five (5) business days of the Closing. In the event that: (i) the Business Combination Agreement is terminated or (ii) the Business Combination does not close by June 28, 2024 (or such other date as the parties to the Business Combination Agreement shall agree) (the “Termination”), the Sponsor and the Company, jointly and severally, agreed to transfer, or cause to be transferred to Polar within ten business days of the Termination, (A) $1,750,000 in cash; or (B) solely at the discretion and election of Polar, $1,000,000 in cash and, a number of shares of Crown’s common equity equal to 1.5% of its outstanding common equity (on a fully diluted basis) as of the date of Termination (either (A) or (B) above, the “Catcha Termination Payment”). If a Catcha Termination Payment is not made within ten business days of the Termination, the Sponsor and the Company agreed to transfer, or cause to be transferred, warrants that entitle Polar to purchase a number of shares of Crown’ common equity equal to 0.30 percent per annum of the outstanding Crown common equity (on a fully-diluted basis) at exercise, for a price per share of $0.01 (the “Crown Warrants”), accruing monthly (for each month from the date of the Termination until the time that Polar receives the full amount of the Catcha Termination Payment, so that for each such month, a Crown Warrant shall be issued to Polar for a number of shares equal to the total number of shares of outstanding common equity of Crown on a fully diluted basis multiplied by 0.00025). The Crown Warrants are exercisable pursuant to terms set forth in the October 2023 Subscription Agreement. On October 26, 2023, the Company received $750,000 under the October 2023 Subscription Agreement.

The Company analyzed the October 2023 Subscription Agreement under ASC 480 “Distinguishing Liabilities from Equity” and ASC 815, Derivatives and Hedging, and concluded that, (i) the Subscription Shares issuable under the October 2023 Subscription Agreement are not required to be accounted for as a liability under ASC 480 or ASC 815, (ii) bifurcation of a single derivative that comprises all of the fair value of the Subscription Share feature(s) (i.e., derivative instrument) is not necessary under ASC 815-15-25, and (iii) bifurcation of a single derivative that comprises all of the fair value of the Termination feature (i.e., derivative instrument) is necessary under ASC 815-15-25. As a result, the Company analyzed the October 2023 Subscription Agreement under ASC 470 “Debt” and concluded that, the Subscription Shares are representative of an equity classified freestanding financial instrument issued in a bundled transaction with a SPAC Loan which is representative of liability classified freestanding financial instrument which contains a derivative instrument which is required to be bifurcated and classified and accounted for as a derivative liability measured at fair value, on a recurring basis, with changes in fair value recorded within the accompanying statements of operations (hereinafter, the “Derivative Liability – Note Payable”). As a result, the Company recorded the October 2023 Subscription Agreement using the with-and-without method of accounting combined with the relative fair value method of accounting when allocating the proceeds received under the October 2023 Subscription Agreement, as required under ASC 470. On October 25, 2023, the date of issuance, the fair value of the Subscription Shares was $4,917,967, the fair value of the Derivative Liability — Note Payable was $2,667,828, and the fair value of the Derivative Asset – Note Receivable (see Note 6) was $2,667,828. As March 31, 2024 and December 31, 2023, the fair value of the Derivative Liability — Note Payable was $2,392,590 and $2,689,364, respectively. For the three months ended March 31, 2024, the Company recorded an unrealized gain in the amount of $296,774 associated with changes in the fair value of the Derivative Liability — Note Payable. Further, the Note Payable was issued at a discount of $750,000, which was fully accreted to the Note Payable balance immediately as it occurred.

To value the Derivative Liability – Note Payable upon issuance, the Company used a probability weighted expected return model (“PWER model”) that values the October 2023 Subscription Agreement based on future projections of the various potential outcomes. The embedded options were valued using a Black Scholes model. The derivative value was determined on a with and without basis. The key inputs for PWER model were further disclosed in Note 9.

NOTE 9. FAIR VALUE MEASUREMENTS

The following tables presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of March 31, 2024 and December 31, 2023 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	March 31, 2024	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Derivative Asset — Note Receivable	$2,392,590	$—	$—	$2,392,590
Liabilities:
Warrant Liability–Public Warrants	1,000,000	—	1,000,000	—
Warrant Liability–Private Placement Warrants	533,333	—	533,333	—
Working Capital Loans	755,112	—	—	755,112
Convertible Promissory Note	637,856	—	—	637,856
Capital Contribution Note	2,418,829	—	—	2,418,829
Derivative Liability — Note Payable	2,392,590	—	—	2,392,590
Total	$7,737,720	$—	$1,533,333	$6,204,387

	December 31, 2023	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Derivative Asset — Note Receivable	$2,689,364	$—	$—	$2,689,364
Liabilities:
Warrant Liability–Public Warrants	400,000	—	400,000	—
Warrant Liability–Private Placement Warrants	221,969	—	221,969	—
Working Capital Loans	675,934	—	—	675,934
Convertible Promissory Note	491,502	—	—	491,502
Capital Contribution Note	2,200,291	—	—	2,200,291
Derivative Liability — Note Payable	2,689,364	—	—	2,689,364
Total	$6,679,060	$—	$621,969	$6,057,091

The Derivative Asset — Note Receivable, warrants, Working Capital Loans, the Extension Notes, the Capital Contribution Note and the October 2023 Subscription Agreement are accounted for as assets and liabilities in accordance with ASC 815-40 and are presented within Derivative Asset — Note Receivable, warrant liabilities, Working Capital Loans, Convertible Promissory Note, Capital Contribution Note and Derivative Liability — Note Payable, respectively, in the accompanying condensed balance sheets. The warrant liabilities, Working Capital Loans, Convertible Promissory Note, Capital Contribution Note and Derivative Liability — Note Payable are measured at fair value at inception and on a recurring basis, with changes in fair value presented in the statements of operations. The excess of proceeds over fair value at issuance was recorded as additional paid-in capital in the accompanying unaudited condensed statements of shareholders’ equity. The excess of fair value over proceeds at issuance was recorded as expenses in the accompanying unaudited condensed statements of operations.

Derivative Asset — Note Receivable

Valuation of the Derivative Asset — Note Receivable was determined using a Black -Scholes model with the remaining term, associated risk -free rate, share price, comparable guideline company volatility and no expected dividends. The key inputs for Black -Scholes model at March 31, 2024 and December 31, 2023 were as follows:

Input	March 31, 2024	December 31, 2023
Risk-free interest rate	5.50%	5.50%
Estimated Term (years)	0.25	0.13
Expected volatility	30.6%	38.1%
Iterated/Market Stock price	$11.29	$11.13
Fair Value of 1.5% Shares of Crown	6,606,000	6,606,000
Exercise Price	$750,000	$750,000

The fair value of 1.5% Shares of Crown is based on a $600 million equity value of a 100% interest in Crown. The Company adjusted this value based on a discount of 26.6% for lack of marketability.

Activity for the three months ended March 31, 2024 for the Derivative Asset — Note Receivable was as follows:

Crown
Fair value of the Derivative Asset — Note Receivable as of December 31, 2023	$2,689,364
Change in fair value at March 31, 2024	(296,774)
Fair value of the Derivative Asset — Note Receivable as of March 31, 2024	$2,392,590

Warrant Liability

The Company’s public and private warrant liabilities were valued using a Monte Carlo simulation at issuance date utilizing management judgment and pricing inputs from the quoted underlying ordinary shares. Significant deviations from these estimates and inputs could result in a material change in fair value. The fair value of the public and private warrant liabilities was initially classified as Level 3.

On November 4, 2022, the New York Stock Exchange (the “NYSE”) notified the Company, and publicly announced, that the NYSE determined to commence proceedings to delist the Company’s warrants, each whole warrant exercisable for one Class A ordinary share and listed to trade on the NYSE under the symbol “CHAA WS”, from the NYSE and that trading in the warrants would be suspended immediately, due to “abnormally low” trading price levels pursuant to Section 802.01D of the NYSE Listed Company Manual. The public warrants began to trade over-the counter (OTC) since then.

On March 23, 2023, the Company received approval to transfer the listing of Class A ordinary shares from the NYSE to the NYSE American and on March 28, 2023, the Class A ordinary shares began trading on the NYSE American under the symbol “CHAA”. In connection with the transfer, effective March 28, 2023, any remaining units were mandatorily separated into their component parts and the units are no longer traded on the NYSE.

The fair value of the public warrant liability was classified as Level 1 as of December 31, 2022 due to it publicly trading on NYSE. As of December 31, 2023, the fair value of the public warrant liability was re-classified as Level 2 due to the insufficient trading volume.

As of March 31, 2024 and December 31, 2023, the Private Placement Warrants were valued using a Monte Carlo model using the quoted underlying public warrants. Due to the observable inputs in the fair value estimation of the Private Placement Warrants, these inputs were classified as Level 2 as of March 31, 2024 and December 31, 2023.

The key inputs used in the Monte Carlo simulation for the Private Placement Warrants as of March 31, 2024 and December 31, 2023 were as follows:

Input	March 31, 2024	December 31, 2023
Public Warrant Price	0.100	0.040
Risk-free interest rate	5.23%	5.17%
Expected term (years)	5.25	5.13
Expected volatility	de minimis %	1.4%
Stock price	$11.29	$11.13
Exercise price	$11.50	$11.50
Likelihood of Completing a Business Combination	65%	60%

Convertible Promissory Notes (Extension Notes and Working Capital Loan)

Valuation of the Convertible Promissory Notes (which includes the $1.5 Million Convertible Promissory Note and the Extension Note) was determined using a discounted cash flow analysis based on the estimated timing of the initial business combination and classified as a Level 3 valuation. The key inputs or weighted average inputs, as applicable, for discounted cash flow analysis at March 31, 2024 and December 31, 2023 were as follows:

Input	March 31, 2024	December 31, 2023
Risk-free interest rate for warrant	4.21%	3.84%
Risk-free interest rate for debt	5.46%	5.54%
Term of Debt Conversion (years)	0.25	0.13
Term of Warrant Conversion (years)	5.00	5.00
Expected volatility	0.1%	1.4%
Iterated/Market Stock price	$11.29	$11.13
Exercise price of Warrants	$11.5	$11.5
Strike Price of Debt Conversion	$1.5	$1.5
Likelihood of Completing a Business Combination	65%	60%

Activity for the three months ended March 31, 2024 for the Convertible Promissory Notes (which include the $1.5 Million Convertible Promissory Note and the Extension Note) was as follows:

	Extension Note	Working Capital Loan
Fair value as of December 31, 2023	$491,502	$675,934
Proceeds from Convertible Promissory Notes	169,413	42,630
Excess of proceeds over fair value at issuance	(65,014)	(15,470)
Change in fair value	41,955	52,018
Fair value as of March 31, 2024	$637,856	$755,112

Capital Contribution Note

Valuation of the Capital Contribution Note was determined using a Probability Weighted Expected Return Method (“PWERM”) and classified as a Level 3 valuation. The PWERM is a multistep process in which value is estimated based on the probability -weighted present value of various future outcomes. The key inputs or weighted average inputs, as applicable, for PWERM at March 31, 2024 and December 31, 2023 were as follows:

Input	March 31, 2024	December 31, 2023
Risk-free interest rate	5.50%	5.5%
Estimated Term (years)	0.25	0.13
Expected volatility	1.0%	1.4%
Iterated/Market Stock price	$11.29	$11.13
Likelihood of Completing a Business Combination	65%	60%
Consideration for the Capital Call(s)- in shares	300,000	300,000

Activity for the three months ended March 31, 2024 for the Capital Contribution Note was as follows:

Polar
Fair value of the Capital Contribution Note as of December 31, 2023	$2,200,291
Change in fair value	218,538
Fair value of the Capital Contribution Note as of March 31, 2024	$2,418,829

Derivative Liability — Note Payable

Valuation of the Derivative Liability — Note Payable was determined using a Black -Scholes model with the remaining term, associated risk -free rate, share price, comparable guideline company volatility and no expected dividends. The key inputs for Black -Scholes model at March 31, 2024 and December 31, 2023 were as follows:

Input	March 31, 2024	December 31, 2023
Risk-free interest rate	5.50%	5.5%
Estimated Term (years)	0.25	0.31
Expected volatility	30.6%	38.1%
Iterated/Market Stock price	$11.29	$11.13
Fair Value of 1.5% Shares of Crown	6,606,000	6,606,000
Exercise Price	$750,000	$750,000

The fair value of 1.5% Shares of Crown is based on a $600 million equity value of a 100% interest in Crown. The Company adjusted this value based on a discount of 26.6% for lack of marketability.

Activity for the three months ended March 31, 2024 for the Derivative Liability — Note Payable was as follows:

Polar
Fair value of the Derivative Liability — Note Payable as of December 31, 2023	$2,689,364
Change in fair value at March 31, 2024	(296,774)
Fair value of the Derivative Liability — Note Payable as of March 31, 2024	$2,392,590

NOTE 10. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, the Class A ordinary shares that will be issued to Polar at Closing, the Private Placement Warrants and any warrants that may be issued upon conversion of the Working Capital Loans and the Extension Note (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans and the Extension Note) will be entitled to registration rights pursuant to a registration and shareholder rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of its initial Business Combination. However, the registration and shareholder rights agreement provide that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the Founder Shares, and (ii) in the case of the Private Placement Warrants and the respective Class A ordinary shares underlying such warrants, 30 days after the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriter of the IPO was entitled to a deferred underwriting fee of 3.5% of the gross proceeds of the IPO, or $10,500,000, held in the Trust Account upon the completion of the Company’s initial Business Combination subject to the terms of the underwriting agreement. The deferred underwriting fee was included as a liability on the balance sheets as of December 31, 2022.

On August 10, 2023, J.P. Morgan waived its entitlement to the payment of $10,500,000 deferred underwriting fee in connection with its role as underwriter in the Company’s IPO. Furthermore, J.P. Morgan had no role in connection with the Business Combination.

Advisory Agreements

On March 14, 2023, the Company entered into an agreement with Chardan Capital Markets, LLC (“Chardan”) for Chardan to act as exclusive capital markets technical advisor with respect to an event of a stock exchange demand for action by the Company at a time other than the initial closing of a business combination involving the Company and a target or targets. The agreement calls for Chardan to receive a fee of $175,000 at the signing of the agreement, a fee of $175,000 no later than 10 calendar days after Chardan informs the Company of the documented completion of the technical advisory activities and a deferred fee of $275,000 at the earlier of (i) the closing of a Business Combination from the closing flow-of-funds or (ii) upon the liquidation of the Trust Account if the Company has not consummated a Business Combination. For the period ended March 31, 2024 and December 31, 2023, the Company recorded $0 and $625,000 of such advisory service fee in the accompanying statement of operations. As of March 31, 2024 and December 31, 2023, the Company had paid $350,000 to Chardan and the total unpaid amounts to Chardan was $275,000, which was included in accounts payable and accrued expenses on the accompanying condensed balance sheets.

On March 26, 2023, the Company entered an agreement with Alumia SARL (“Alumia”) to act as a non-exclusive transactional and strategic capital markets advisor to the Company assisting with introductions and with respect to the Company’s potential Business Combination. The agreement calls for Alumia to receive simultaneously with the Closing of the Business Combination (a) a fee in the amount of $2,500,000 and (b) a fee of 4% multiplied by the dollar amount of any equity financing transactions which may be entered into by third party investors identified and introduced by Alumia prior to the Closing, regardless of whether the counterparty in the Business Combination was a subject target, payable upon the Closing. Alumia is currently not involved in the Company’s Business Combination transaction with Crown, and no fee is currently payable under this agreement.

On May 18, 2023, the Company engaged J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division (“CCM”), to act as its (i) capital markets advisor in connection with the Business Combination with Crown and (ii) placement agent in connection with a private placement of equity, equity-linked, convertible and/or debt securities (the “Securities”) or other capital or debt raising transaction (the “Offering”) in connection with the Business Combination. The Company shall pay CCM (i) an advisor fee in connection with the Business Combination in an amount equal to the sum of (I) $2,000,000 paid in full in U.S. dollars simultaneously with the Closing of the Business Combination and (II) 50,000 shares of common stock or equivalent equity (the “Shares”) of the publicly listed post-business combination company (collectively, the “Advisor Fee”) and (ii) a transaction fee in connection with the Offering of an amount equal to 7.0% of the sum of (A) the gross proceeds raised from investors and received by the Company or Crown simultaneously with or before the closing of the Offering plus (B) proceeds released from the Trust Account with respect to any shareholder of the Company that (x) entered into a non-redemption or other similar agreement or (y) did not redeem the Company’s Class A ordinary shares, in each instance to the extent such investor or shareholder under (A) and (B) above was identified to the Company by CCM, which shall be payable in U.S. dollars by the Company and due to CCM simultaneously with the closing of the Offering. The Shares shall be fully duly authorized, validly issued, paid and non-assessable and shall be registered for resale under the Act, or otherwise freely tradeable, as of the Closing of the Business Combination and will be delivered in book entry form in the name of and delivered to CCM (or its designee) at the Closing of the Business Combination. For the period ended March 31, 2024, the Company did not record any Advisory Fee.

NOTE 11. SHAREHOLDERS’ DEFICIT

Preference shares

The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of March 31, 2024 and December 31, 2023, there were no preference shares issued or outstanding.

Class A ordinary shares

The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. At March 31, 2024 and December 31, 2023, there were no Class A ordinary shares issued and outstanding, excluding 1,573,556 and 2,214,859 Class A ordinary shares, respectively, subject to possible redemption. The Class A ordinary shares that will be issued to Polar at the Closing, including 300,000 shares in consideration of Capital Calls as described in Note 7 and 30,000 shares (if Polar elects to receive shares at a rate of one Class A ordinary share for each $10.00 at the Closing) in consideration of the $300,000 withdrawal of the Capital Contribution Note and the 750,000 Subscription Shares (as defined in Note 8) as of March 31, 2024, were not shown as outstanding as of March 31, 2024 and December 31, 2023.

Class B ordinary shares

The Company is authorized to issue a total of 50,000,000 Class B ordinary shares at par value of $0.0001 per share. At March 31, 2024 and December 31, 2023, there were 7,500,000 Class B ordinary shares issued and outstanding.

Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders except as required by law. Unless specified in the Company’s third amended and restated memorandum and articles of association, or as required by applicable provisions of the Cayman Islands Companies Act or applicable stock exchange rules, the affirmative vote of a majority of the Company’s ordinary shares that are voted is required to approve any such matter voted on by its shareholders.

The Class B ordinary shares will automatically convert into Class A ordinary shares (which such Class A ordinary shares delivered upon conversion will not have redemption rights or be entitled to liquidating distributions from the Trust Account if the Company does not consummate an initial Business Combination) at the time of the initial Business Combination or earlier at the option of the holders thereof at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon the completion of the IPO, plus (ii) the total number of Class A ordinary shares issued, deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued or to be issued to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, its affiliates or any member of the Company’s management team upon conversion of Working Capital Loans, unless the holders of a majority of the then-outstanding Class B ordinary shares agree to waive such adjustment with respect to such issuance or deemed issuance at the time thereof. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

NOTE 12. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Other than as described below or within these financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Business Combination Agreement Amendments

On May 21, 2024, the Business Combination Agreement was further amended to extend the date on which the Business Combination Agreement may be terminated if the conditions to the Closing have not been satisfied or waived from May 17, 2024 to June 17, 2024. Also, the parties have agreed that the Business Combination Agreement may be terminated by Crown in the event that prior to June 17, 2024, the parties do not receive notice from Nasdaq, NYSE American, or another national securities exchange acceptable to Crown, that the post-business combination public company common stock shall be approved for listing upon the closing of the Business Combination. The non-solicitation provisions of the Business Combination Agreement were amended to expire on May 31, 2024, unless Crown has received notice that the post-business combination public company common stock shall be approved for listing upon the closing of the Business Combination on Nasdaq, NYSE American or another national securities exchange acceptable to Crown.

On June 11, 2024, the Business Combination Agreement was further amended to extend the date on which the Business Combination Agreement may be terminated if the conditions to the Closing have not been satisfied or waived from June 17, 2024 to June 28, 2024. Also, the parties have agreed that the Business Combination Agreement may be terminated by Crown in the event that prior to June 28, 2024, the parties do not receive notice from Nasdaq, NYSE American, or another national securities exchange acceptable to Crown, that the post-business combination public company common stock shall be approved for listing upon the closing of the Business Combination.

On June 12, 2024, Catcha held its Fourth Extraordinary General Meeting of shareholders pursuant to which the shareholders of record as of January 16, 2024 approved Catcha’s previously proposed Business Combination with Crown. In connection with the votes taken at this Extraordinary General Meeting, Catcha has received elections from certain holders of our Class A ordinary shares to exercise their right to redeem their shares for cash. In connection with the votes taken at the Fourth Extraordinary General Meeting, as of the date of these financial statements, the holders of 1,143,847 Class A ordinary shares of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.61 per share, for an aggregate redemption amount of $13,274,625. As a result, following satisfaction of such redemptions as of the date of these financial statements, Catcha will have 221,035 Class A ordinary shares outstanding and the balance in the Trust Account would be approximately $2,565,165. As of the date of these financial statements, such elections are still within the time frame when such requests can be rescinded; thus the final redemption payout has not yet been determined.

Business Combination – Other Agreements

April 2024 Notes

On April 30, 2024, PubCo entered into subscription agreements with certain investors with respect to convertible promissory notes issuable upon closing of the Business Combination (the “April 2024 Notes”) with an aggregate original principal amount of $1.05 million for an aggregate purchase price of $1.0 million, reflecting a 5% original issue discount.

The April 2024 Notes bear interest at an annual rate of 10% and mature on the first anniversary of the issuance of the applicable note (the date of such issuance, the “Issuance Date”). Interest on the April 2024 Notes is payable in cash or in-kind through the issuance of additional April 2024 Notes, at the option of PubCo.

The April 2024 Notes are convertible into PubCo ordinary shares at the option of the holder. The number of ordinary shares issuable upon conversion of the April 2024 Notes is determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”). “Conversion Amount” means the sum of (A) the portion of the principal of a note to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid interest with respect to such principal of the applicable note, and (C) any other unpaid amounts, if any. “Conversion Price” means $10.00 initially at the date of issuance of the April 2024 Notes. The Conversion Price will reset to 95% of the lowest closing volume weighted average price observed over the 5 trading days immediately preceding the 180th calendar day following the Issuance Date, subject to a minimum price of $2.50 (the “Minimum Price”).

PubCo has the option to redeem the April 2024 Notes in full at any time after the Issuance Date and prior to maturity thereof upon 10 Trading Days’ (as defined in the April 2024 Notes) notice for cash at a redemption price equal to 110% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon.

On June 13, 2024, PubCo and those certain investors to the April 2024 Notes entered into separate Note Subscription Agreement Updates to extend the date by which the subscription agreements with respect to the April 2024 Notes will terminate to June 28, 2024 if the closing of the sale of the notes has not occurred by such date.

PIPE

On May 6, 2024, PubCo and the Company entered into a subscription agreement (the “PIPE Subscription Agreement”) for a private placement (the “PIPE”) with certain accredited investor (the “Purchaser”). Pursuant to the PIPE Subscription Agreement, the Purchaser has agreed to purchase an aggregate of 176,470 PubCo Ordinary Shares, at a price per share of $8.50, representing aggregate gross proceeds of $1.5 million.

On May 14, 2024, PubCo and the Company entered into additional subscription agreements (together with the PIPE Subscription Agreement above, the “PIPE Subscription Agreements”) for a private placements with certain accredited investor who are existing shareholders of Crown (the “Existing Shareholder Purchasers”). Pursuant to the PIPE Subscription Agreement, the Existing Shareholder Purchasers have agreed to purchase an aggregate of 26,393 PubCo Ordinary Shares (together with the PubCo Ordinary Shares to be purchased by the Purchaser, the “PIPE Shares”), at a price per share of $10.00, representing aggregate gross proceeds of $263.9 thousand.

Securities Lending Agreement

On May 22, 2024, PubCo entered into a securities lending agreement (the “Securities Lending Agreement”) with Millennia Capital Partners Limited (the “Lender”) pursuant to which the Lender agreed to loan PubCo up to $4.0 million (the “Loan”) at fifty-five (55%) Loan to Value of the current market value of 730,000 shares of Crown pledged to the Lender (“Transferred Collateral”). “Loan to Value” means the ratio of the Loan to the value of the Transferred Collateral, calculated by dividing the amount borrowed by the fair market value of the Transferred Collateral. The Loan matures thirty-six (36) months after the Closing Date (as defined in the Securities Lending Agreement) and bears interest at an annual rate of 6.0% to be paid quarterly.

Securities Purchase Agreement

On June 4, 2024, PubCo entered into a definitive securities purchase agreement (the “Securities Purchase Agreement”; together with the April 2024 Notes, the PIPE and the Securities Lending Agreement, the “Financing Agreements”) with Helena Special Opportunities LLC (the “Investor”), an affiliate of Helena Partners Inc., a Cayman-Islands based advisor and investor, providing for up to approximately USD$20.7 million in funding through a private placement for the issuance of convertible notes (the “SPA Notes”).

Non-Redemption Agreements

On June 20, 2024, Catcha entered into non-redemption agreements (the “Non-Redemption Agreements”) with one or more investors named therein (each, a “Backstop Investor”). Pursuant to the Non-Redemption Agreements, the Backstop Investors agreed that, on or prior to closing of the Business Combination, the Backstop Investors will rescind or reverse their previous election to redeem an aggregate of up to approximately 800,000 Catcha ordinary shares (the “Backstop Shares”), which redemption requests were made in connection with Catcha’s extraordinary general meeting of shareholders held on June 12, 2024. Upon consummation of the Business Combination, Catcha shall pay or cause to be paid to each Backstop Investor a payment in respect of its respective Backstop Shares in cash released from Catcha’s trust account. Catcha may enter into other non-redemption agreements with substantially similar terms with other investors or shareholders of Catcha.

Redemption and Extensions

On April 19, 2024, using the proceeds received under the 2024 Extension Note No. 1, the Company deposited tranches of $47,207 into the Trust Account to extend the date by which the Company has to consummate the Business Combination to May 17, 2024.

On May 10, 2024, the Company determined to postpone its extraordinary general meeting of shareholders relating to shareholder approval of the Company’s entry into a Business Combination Agreement and a related Merger and Plan of Merger (the “Business Combination Meeting”), from the previously scheduled date of May 15, 2024 to June 12, 2024.

On May 15, 2024, the Company held another extraordinary general meeting of shareholders (the “Third Extraordinary General Meeting”), at which the Company’s shareholders approved to extend the date by which the Company has to consummate the Business Combination from May 17, 2024 up to three times by one month each to June 17, 2024, July 17, 2024, or August 17, 2024, subject to that the Lender will deposit into the Trust Account for each month $0.03 for each then-outstanding ordinary share issued in the Company’s initial public offering that is not redeemed, in exchange for one or more non-interest bearing, unsecured promissory notes issued by the Company to the Lender.

In connection with the votes taken at the Third Extraordinary General Meeting of shareholders, holders of 208,674 Class A ordinary shares of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.52 per share, for an aggregate redemption amount of $2,403,928. The funds were redeemed from the Trust Account on May 20, 2024. As a result, 1,364,882 Class A ordinary shares that subjection to possible redemption, amounting to approximately $15.7 million are still outstanding after the redemption.

On each of May 23, 2024 and June 20, 2024, using the proceeds received under the 2024 Extension Note No. 2, the Company deposited $40,946 into the Trust Account to extend the date by which the Company has to consummate the Business Combination to July 17, 2024.

Additional Financing

On May 15, 2024, the Company issued a promissory note in the principal amount of up to $122,839 (the “2024 Extension Note No. 2”) to the Sponsor. The Note does not bear interest and matures upon closing of the Business Combination. If the Company completes the proposed Business Combination, it will repay the amounts loaned under the promissory notes or convert a portion or all of the amounts loaned under such promissory notes into warrants at a price of $1.50 per warrant, which warrants will be identical to the private placement warrants issued to the Sponsor at the time of the Company’s initial public offering. If the Company does not complete the proposed Business Combination by the final applicable Extended Termination Date, such promissory notes will be repaid only from funds held outside of the Trust Account. Up to the date the financial statements were issued, the Company withdrew $81,893 under the 2024 Extension Note No. 2.

Subsequent to March 31, 2024 and up to the date the financial statements were issued, the Company withdrew $322,792 and $54,565 under the $1.5 Million Convertible Promissory Note and the 2024 Convertible Promissory Note, respectively for working capital purposes.

NYSE Notice

On April 17, 2024, the Company received a written notice from NYSE American indicating that the Company was not in compliance with NYSE American’s continued listing standards because the Company did not timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Form 10-K”), which was due on April 16, 2024. The Company filed its Form 10-K on June 17, 2024.

In accordance with Section 1007 of the NYSE American Company Guide, the Company will have six months from April 16, 2024 (the “Initial Cure Period”), to file the Form 10-K with the SEC. If the Company fails to file the Form 10-K during the Initial Cure Period, NYSE American may, in its sole discretion, provide an additional six-month cure period (the “Additional Cure Period”). The Company can regain compliance with the Exchange’s continued listing standards at any time during the Initial Cure Period or Additional Cure Period, as applicable, by filing the Form 10-K and any subsequent delayed filings with the SEC.

The Company has an NYSE appeal hearing scheduled for July 17, 2024.

Class B Ordinary Shares Conversion

On May 13, 2024, the Sponsor delivered notice of conversion of an aggregate of 7,350,350 Class B Ordinary Shares of the Company, into an equal number of Class A Ordinary Shares of the Company (the “Conversion”). The 7,350,350 Class B Shares, representing approximately 81% of the total issued and outstanding Class A Shares after the Conversion, issued in connection with the Conversion are subject to the same restrictions as applied to the Class B Shares before the Conversion, including, among others, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as further described in the Company’s definitive merger proxy statement/prospectus on Schedule 14A filed with the Securities and Exchange Commission on February 15, 2024 (“Definitive Merger Proxy Statement”). Up to the date of the financial statements were issued, the outstanding Class A ordinary shares and Class B ordinary shares are 8,715,232 and 149,650, respectively. The Company evaluated the effect of the Conversion and concluded that the Conversion has no impact to shareholders’ deficit.